    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 2002.
                                          REGISTRATION STATEMENT NO. 333-_______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 2054

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ALLIANCE RESOURCE PARTNERS, L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                                73-1564280
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                            1717 SOUTH BOULDER AVENUE
                              TULSA, OKLAHOMA 74119
                                 (918) 295-7600
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

          ALLIANCE RESOURCE MANAGEMENT GP, LLC LONG-TERM INCENTIVE PLAN

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

                           (FULL TITLES OF THE PLANS)


                                THOMAS L. PEARSON
                 SENIOR VICE PRESIDENT - LAW AND ADMINISTRATION,
                          GENERAL COUNSEL AND SECRETARY
                            1717 SOUTH BOULDER AVENUE
                              TULSA, OKLAHOMA 74119
                                 (918) 295-7600
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ---------------------

                                    COPY TO:
                               G. MICHAEL O'LEARY
                                WILLIAM J. COOPER
                                 ANDREWS & KURTH
                           MAYOR DAY CALDWELL & KEETON
                                     L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002

                             ---------------------

====================================================================================================================
                                                                       PROPOSED
                                                                       MAXIMUM       PROPOSED MAXIMUM
                                                                    OFFERING PRICE       AGGREGATE        AMOUNT OF
                                                AMOUNT TO BE       PER COMMON UNIT    OFFERING PRICE    REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED         REGISTERED (1)            (2)                (2)            FEE (2)
--------------------------------------------------------------------------------------------------------------------
Common Units representing limited          730,000 Common Units(3)      $24.02          $17,534,600        $1,614
partner interests in the Registrant
("Common Units")
====================================================================================================================

(1) The number of Common Units registered hereby is subject to adjustment to prevent dilution resulting from Common Unit splits, Common Unit dividends or similar transaction.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low price per Common Unit on the Nasdaq National Market on March 28, 2002, as reported in The Wall Street Journal on March 29, 2002.
(3) Of such 730,000 Common Units, 600,000 Common Units are registered hereby for issuance pursuant to the Long-Term Incentive Plan, 80,000 Common Units are registered hereby for issuance pursuant to the Supplemental Executive Retirement Plan and 50,000 Common Units are registered hereby for issuance pursuant to the Deferred Compensation Plan for Directors.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission"), either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Alliance Resource Partners, L.P. (the "Partnership") incorporates herein by reference the following documents as of their respective dates as filed with the Commission (File No. 0-26823):

         (a) the Partnership's Annual Report on Form 10-K for the year ended December 31, 2000, filed March 27, 2001 and amended 10-K/A, filed on March 29, 2002;

         (b) the Partnership's Quarterly Reports on Form 10-Q for the three months ended March 31, 2001, and for the three and six month periods ended June 30, 2001 and the three and nine month periods ended September 30, 2001, filed May 10, 2001, August 9, 2001 and November 13, 2001, respectively and the amended Quarterly Reports on Form 10-Q/A for each of these periods, filed on March 29, 2002; and

         (c) the description of the Partnership's Common Units contained in its Registration Statement on Form 8-A filed July 26, 1999.

         All documents filed by the Partnership pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus. Copies of such documents are not required to be filed with the Commission as part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

         Section 7.7(a) of the First Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") provides that to the fullest extent permitted by law, all Indemnitees (as defined below) shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than a General Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Further, no indemnification pursuant to Section 7.7 shall be available to the General Partners with respect to their obligations incurred pursuant to the contribution and assumption agreement among the General Partners, the Partnership Group and certain other parties (other than obligations incurred by the General Partners on behalf of the Partnership Group). The Partnership Agreement defines an Indemnitee as: (i) the managing general partner of the Partnership (the "Managing General Partner") and the special general partner of the Partnership (each a "General Partner," and together, the "General Partners"), (ii) any former General Partner (a "Departing Partner"), (iii) any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity (collectively, a "Person") who is or was directly or indirectly an affiliate of a General Partner or any Departing Partner, (iv) any Person who is a current or former member, partner, officer, director, employee, agent or trustee of the Partnership, Alliance Resource Operating Partners, L.P., Alliance Coal, LLC and any subsidiary of any such entity (collectively, the "Partnership Group"), a General Partner or any Departing Partner or any affiliate of any member of the Partnership Group (a "Group Member") and (v) any Person who is or was serving at the request of a General Partner, any Departing Partner or any such affiliate as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person.

         Section 7.7(b) of the Partnership Agreement also states that to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee, who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding, shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized by Section 7.7(a).

         Section 7.7(g) of the Partnership Agreement states that an Indemnitee shall not be denied indemnification in whole or in part under Section 7.7 because the Indemnitee has an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the Partnership Agreement.

         Section 7.8(a) of the Partnership Agreement provides that, notwithstanding anything to the contrary set forth in the Partnership Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the limited partners of the Partnership, the assignees or any other Persons who have acquired securities of the Partnership, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

         Section 7.8(b) of the Partnership Agreement states that the Managing General Partner, subject to its obligations and duties as Managing General Partner set forth in Section 7.1(a) of the Partnership Agreement, may exercise any of the powers granted to it by the Partnership Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Managing General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing General Partner in good faith.

         Additionally, Section 7.8(c) provides that, to the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the partners, the General Partners and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any partner for its good faith reliance on the provisions of the Partnership Agreement. The provisions of the Partnership Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the partners to replace such other duties and liabilities of such Indemnitee.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit
Number                        Description
------                        -----------

4.1 First Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Partnership's Annual Report on Form 10-K for the year ended December 31, 1999).

4.2 Form of Common Unit Certificate (incorporated by reference to Exhibit A to the First Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P.).

*5.1 Opinion of Andrews & Kurth L.L.P. as to the validity of the securities being registered.

*23.1 Consent of Deloitte & Touche LLP related to Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2000.

*23.2    Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

99.1 Alliance Resource Management GP, LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 to the Partnership's Annual Report on Form 10-K for the year ended December 31, 1999).

*99.2    Alliance Resource Management GP, LLC Supplemental Executive Retirement
         Plan

*99.3 Alliance Resource Management GP, LLC Deferred Compensation Plan for Directors

--------

* Filed herewith

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)  To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

         Provided, however, that paragraphs (a) (1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on March 29, 2002.

                                       ALLIANCE RESOURCE PARTNERS, L.P.
                                             (Registrant)

                                       By: Alliance Resource Management GP, LLC,
                                             its Managing General Partner

                                       By:    /s/ JOSEPH W. CRAFT, III
                                          --------------------------------------
                                                  Joseph W. Craft, III
                                             President, Chief Executive Officer
                                                      and Director


                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Joseph W. Craft, III and Thomas L. Pearson, and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

       Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

          SIGNATURE                      TITLE                       DATE
          ---------                      -----                       ----

/s/ JOSEPH W. CRAFT, III        President, Chief Executive        March 29, 2002
-----------------------------   Officer and Director
    Joseph W. Craft, III        (Principal Executive Officer)

/s/ MICHAEL L. GREENWOOD        Senior Vice President - Chief     March 29, 2002
-----------------------------   Financial Officer and
    Michael L. Greenwood        Treasurer (Principal Financial
                                and Accounting Officer)


/s/ JOHN J. MACWILLIAMS         Director                          March 29, 2002
-----------------------------
    John J. MacWilliams

/s/ PRESTON R. MILLER, JR.      Director                          March 29, 2002
-----------------------------
    Preston R. Miller, Jr.

/s/ JOHN P. NEAFSEY             Director                          March 29, 2002
-----------------------------
    John P. Neafsey

          SIGNATURE                      TITLE                       DATE
          ---------                      -----                       ----

/s/ JOHN H. ROBINSON                    Director                   March 29, 2002
-----------------------------
    John H. Robinson

/s/ ROBERT G. SACHSE            Executive Vice President           March 29, 2002
-----------------------------   and Director
    Robert G. Sachse

/s/ PAUL R. TREGURTHA                   Director                   March 29, 2002
-----------------------------
    Paul R. Tregurtha


                                INDEX TO EXHIBITS

Exhibit
Number                           Description
------                           -----------

4.1 First Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Partnership's Annual Report on Form 10-K for the year ended December 31, 1999).

4.2 Form of Common Unit Certificate (incorporated by reference to Exhibit A to the First Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P.).

*5.1 Opinion of Andrews & Kurth L.L.P. as to the validity of the securities being registered.

*23.1 Consent of Deloitte & Touche LLP related to Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2000.

*23.2    Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

99.1 Alliance Resource Management GP, LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 to the Partnership's Annual Report on Form 10-K for the year ended December 31, 1999).

*99.2    Alliance Resource Management GP, LLC Supplemental Executive Retirement
         Plan

*99.3 Alliance Resource Management GP, LLC Deferred Compensation Plan for Directors

--------

* Filed herewith